EXHIBIT 99.1

Fluidigm Provides Preliminary Financial Results for Fourth Quarter and Fiscal Year 2019

Fourth quarter preliminary revenue of $32.0-32.4 million

Fiscal year preliminary revenue of $116.7-117.2 million

Mass cytometry revenue increased approximately 23 percent for the full fiscal year

SOUTH SAN FRANCISCO, Calif., Jan. 14, 2020 (GLOBE NEWSWIRE) -- Fluidigm Corporation (NASDAQ: FLDM) today provided preliminary financial highlights for the fourth quarter ended December 31, 2019.

Fourth Quarter Preliminary Financial Highlights

  Fourth quarter revenue of  $32.0-$32.4 million, at the upper end of the company’s guidance range of $29-$32 million.
  Mass cytometry fourth quarter annualized consumables pull-through of approximately $72 thousand.
  Fourth quarter cash outflow of approximately $4.1 million. Cash and cash equivalents, short-term investments, and restricted cash as of December 31, 2019 of approximately $60.7 million.

Preliminary 2020 Annual Revenue Guidance

  Total fiscal year 2020 revenue expected to grow 8 percent to 11 percent year over year.

Fourth Quarter and Full Year 2019 Earnings Release Scheduled for February 10, 2020
Fluidigm plans to report financial results for the fourth quarter and full year ended December 31, 2019 on Monday, February 10, 2020 after the close of the market. On the same day, at 2:00 p.m. PT/5:00 p.m. ET, Fluidigm will host a conference call to discuss its financial results and operational progress and provide details around its 2020 annual guidance.

Individuals interested in listening to the conference call may do so by dialing the following:

US domestic callers: (877) 556-5248
Outside US callers: (720) 545-0029
Please reference Conference ID: 9226027

A live webcast of the conference call will be available online from the Investor Relations page of the Company’s website at Events & Presentations. The link will not be active until 1:45 p.m. PT/4:45 p.m. ET on February 10, 2020.

After the live webcast, the call will be archived on Fluidigm’s Investor Relations page at investors.fluidigm.com. In addition, a telephone replay of the teleconference will be available approximately 90 minutes after the end of the call.
The replay dial-in numbers are:

US domestic callers: (855) 859-2056
Outside US: (404) 537-3406
Please reference Conference ID: 9226027

The telephone replay will be available until February 17.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including annual revenue guidance for 2020. Forward‑looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to challenges inherent in developing, manufacturing, launching, marketing, and selling new products; risks relating to reliance on sales of capital equipment for a significant proportion of revenues in each quarter; potential product performance and quality issues; the possible loss of key employees, customers, or suppliers; intellectual property risks; competition; uncertainties in contractual relationships; risks relating to company research and development, sales, marketing, and distribution plans and capabilities; reductions in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks and uncertainties and other information affecting Fluidigm's business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2018, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm
Fluidigm (NASDAQ:FLDM) is an industry-leading biotechnology tools provider with a vision to improve life through comprehensive health insight. We focus on the most pressing needs in translational and clinical research, including cancer, immunology, and immunotherapy. Using proprietary CyTOF and microfluidics technologies, we develop, manufacture, and market multi-omic solutions to drive meaningful insights in health and disease, identify biomarkers to inform decisions, and accelerate the development of more effective therapies. Our customers are leading academic, government, pharmaceutical, biotechnology, and plant and animal research laboratories worldwide. Together with them, we strive to increase the quality of life for all. For more information, visit fluidigm.com.

Fluidigm, and the Fluidigm logo are trademarks and/or registered trademarks of Fluidigm Corporation in the United States and/or other countries. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

Contact:

Agnes Lee
Vice President, Investor Relations
Fluidigm Corporation
650 416 7423
agnes.lee@fluidigm.com